UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SABA SOFTWARE, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2400 Bridge Parkway

Redwood Shores, California 94065-1166

September 26, 2008

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Saba Software, Inc. (“Saba”). The annual meeting will be held on Friday, November 14, 2008, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

The actions expected to be taken at the annual meeting are described in detail in the attached proxy statement and notice of annual meeting of stockholders.

Included with the proxy statement is a copy of our annual report on Form 10-K for the fiscal year ended May 31, 2008. We encourage you to read our Form 10-K. It includes information on our operations, markets, products and services, as well as our audited financial statements.

Please use this opportunity to take part in the affairs of Saba by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

/s/ BOBBY YAZDANI

Bobby Yazdani

Chairman of the Board and

Chief Executive Officer

SABA SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 14, 2008

TIME AND DATE	9:00 a.m., Pacific Time, on November 14, 2008

LOCATION	2400 Bridge Parkway Redwood Shores, California 94065-1166

PROPOSALS	(1) To elect two directors to serve until our 2011 annual meeting of stockholders or until their successors are duly elected or appointed.

(2) To ratify the appointment by our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2009.

(3) To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote at the annual meeting and any adjournment or postponement thereof if you were a stockholder of record as of the close of business on September 16, 2008.

VOTING	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You may vote your shares over the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. Voting instructions are printed on the proxy card included with this proxy statement. If you vote over the Internet, or by phone, or send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

/S/ PETER E. WILLIAMS III

Peter E. Williams III

Secretary

Redwood Shores, California

September 26, 2008

SABA SOFTWARE, INC.

2400 Bridge Parkway

Redwood Shores, California 94065-1166

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

November 14, 2008

ABOUT THE MEETING

Why am I receiving these proxy materials?

The Board of Directors of Saba Software, Inc., a Delaware corporation, is furnishing these proxy materials to you in connection with our 2008 annual meeting of stockholders. The annual meeting will be held at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on November 14, 2008 at 9:00 a.m., Pacific Time. You are invited to attend the annual meeting and are entitled and requested to vote on the proposals outlined in this proxy statement.

This proxy statement and the accompanying proxy were first sent by mail to our stockholders on or about September 26, 2008.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on September 16, 2008 will be entitled to vote at the annual meeting. On this record date, there were 29,173,156 shares of common stock outstanding and entitled to vote. Each holder of our common stock, par value $0.001 per share, is entitled to one vote for each share of common stock owned as of the record date.

Stockholder of Record: Shares Registered in Your Name

If on September 16, 2008 your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 16, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals will be voted on at the Annual Meeting?

At the annual meeting, our stockholders will be asked to vote on:

1. The election of two Class II directors to serve until the 2011 annual meeting of stockholders or until their respective successors are duly elected or appointed.

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2009.

3. Any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

What are the recommendations of the Board of Directors?

The Board of Directors recommends a vote:

1. “FOR” the election of each of Bobby Yazdani and Dow R. Wilson to serve as Class II directors through the 2011 annual meeting of stockholders.

2. “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending May 31, 2009.

3. “FOR” or “AGAINST” other matters that come before the annual meeting, as the proxy holders deem advisable.

How do I vote my shares?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, or by proxy via the Internet, by telephone or by mailing the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote via the Internet or by telephone, follow the instructions set forth on the enclosed proxy card. Stockholders submitting proxies over the Internet or by telephone should not mail the proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Routine matters include, among other things, the election of directors and the ratification of the appointment of independent auditors.

What constitutes a quorum?

A majority of the outstanding shares of our common stock as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a “quorum.” Your shares will be counted as being present at the annual meeting if either you are present and vote in person at the annual meeting, by telephone or over the Internet, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting.

What is the voting requirement to approve each of the proposals?

Proposal 1. The two candidates receiving the greatest number of affirmative votes of the shares of our common stock present in person, by telephone or over the Internet, or represented by proxy, and entitled to vote at the annual meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares of our common stock present in person, by telephone or over the Internet, or represented by proxy, and entitled to vote at the annual meeting. Abstentions and broker non-votes will not be counted as having been voted on Proposal 2.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the two nominees for director and “For” the appointment of the independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who will tabulate the votes?

An automated system administered by Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate votes cast by proxy at the annual meeting and one of our officers, duly appointed by our Board of Directors, will tabulate votes cast in person at the annual meeting.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the annual meeting. You may do so by one of the following three ways:

•

if you voted your proxy by mail, by submitting another proxy card bearing a later date or by sending a written notice of revocation to our Secretary at 2400 Bridge Parkway, Redwood Shores, California 94065-1166;

•

if you voted your proxy via the Internet or by telephone, by voting again using the same method used for the original vote (i.e. the Internet or telephone) so long as you retain the proxy card referencing your voter control number; or

•	attending AND voting in person at the annual meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the voting results?

We will announce the preliminary results at the annual meeting and publish the final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2009.

How can I avoid having duplicate copies of the proxy statements sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for us. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder who contacts our Investor Relations department at 2400 Bridge Parkway, Redwood Shores, California 94065-1166 requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact his, her or its broker, other nominee record holder, or our investor relations department to request mailing of a single copy of the proxy statement and annual report.

When are stockholder proposals due for next year’s annual meeting?

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in the proxy statement for the 2009 annual meeting of stockholders, stockholder proposals must be received by our Secretary no later than May 29, 2009, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting—For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must provide to our Secretary timely written notice of the proposals. To be timely for our 2009 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received at 2400 Bridge Parkway, Redwood Shores, California 94065-1166 between July 3, 2009 and August 2, 2009. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of our shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The number of directors on our Board of Directors is currently fixed at six. Our Certificate of Incorporation divides our Board of Directors into three classes designated Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms. Our Board of Directors is currently composed of the following five members:

Class	Directors	Expiration of Term
I	Joe E. Kiani and George A. de Urioste	2010 annual meeting of stockholders
II	Bobby Yazdani and Dow R. Wilson	2008 annual meeting of stockholders
III	Lawrence D. Lenihan, Jr.	2009 annual meeting of stockholders

At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Directors will be elected by a plurality of votes cast.

At the annual meeting, the stockholders will elect two Class II Directors, each to serve a three year term until the election and qualification of a successor at the 2011 annual meeting of stockholders, until a successor is otherwise duly elected or appointed and qualified or until the director’s earlier resignation or removal. Our Board of Directors has nominated Bobby Yazdani and Dow R. Wilson for election as Class II Directors. The Corporate Governance and Nominating Committee approved Messrs. Yazdani and Wilson as Class II Director nominees to be voted upon at the annual meeting. Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a nominee or as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

Information Regarding the Nominees and Other Directors

Nominees for Class II Directors for a Term Expiring in 2011

Name	Age	Principal Occupation and Business Experience
Bobby Yazdani	45	Our Chairman and Chief Executive Officer. Bobby Yazdani founded Saba, has been a Director of Saba since our inception in April 1997 and has served as Saba’s Chairman of the Board and Chief Executive Officer since September 2003. From February 2003 through September 2003, Mr. Yazdani served as Saba’s President and Chief Operating Officer. From April 1997 until February 2003, Mr. Yazdani served as Saba’s Chairman of the Board and from April 1997 until March 2002, Mr. Yazdani served as Chief Executive Officer. From 1988 until founding Saba, Mr. Yazdani served in various positions at Oracle, most recently as Senior Director. Mr. Yazdani holds a B.A. from the University of California, Berkeley.

Dow R. Wilson	49	Executive Vice President of Varian Medical Systems. Dow R. Wilson has been a Director of Saba since August 2006. Mr. Wilson is Executive Vice President of Varian Medical Systems, a company that designs and manufactures advanced equipment and software products for treating cancer with radiation, and President of its Oncology Systems division. Mr. Wilson joined Varian in 2005, following a 19-year career with General Electric, a diversified industrial corporation, in a variety of senior management positions in both the United States and Europe. Most recently, Mr. Wilson served as CEO for GE Healthcare-Information and Patient Monitoring Technologies. Prior to that, he served as Global General Manager for a number of GE’s imaging businesses, including, X-ray, Functional Imaging, and Computed Tomography. He also ran GE’s Lexan Sheet business in Europe. Mr. Wilson holds a B.A. from Brigham Young University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College. Mr. Wilson serves on the Audit Committee of Saba’s Board of Directors.

Incumbent Class III Directors Whose Term Expires in 2009

Name	Age	Principal Occupation and Business Experience
Lawrence D. Lenihan, Jr.	43	Chief Executive Officer and Managing Director of FirstMark Capital, LLC. Lawrence D. Lenihan, Jr. has been a Director of Saba since August 2004. Mr. Lenihan is the Chief Executive Officer and Managing Director of FirstMark Capital, LLC, which Mr. Lenihan founded in August 2008. From 1996 to August 2008, Mr. Lenihan was a managing general partner and co-head of the Pequot venture funds and the Pequot private equity funds. Previously, Mr. Lenihan was a principal with Broadview Associates, L.L.C., an investment banking firm, where he was a senior member of the mergers and acquisitions team. Prior to joining Broadview, Mr. Lenihan held various positions within IBM, an information technology, business and technology services, consulting services and information technology research company. Mr. Lenihan holds a B.S. from Duke University and a M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Lenihan serves on the Audit, Compensation and Corporate Governance and Nominating Committees of Saba’s Board of Directors.

In August 2004, Mr. Lenihan was appointed to serve as a director on our Board of Directors in connection with a private placement of our common stock with funds initially affiliated with Pequot Capital Management, Inc. and currently affiliated with FirstMark Capital, LLC (the “FirstMark Funds”). From and after the closing of the private placement, for so long as the FirstMark Funds beneficially hold at least seventy-five percent of the common stock purchased by the FirstMark Funds in the private placement, we have agreed to use our best efforts to cause: (i) Mr. Lenihan to remain a Class III director; (ii) Mr. Lenihan to be nominated and elected to our Board of Directors in any election of directors; and (iii) any vacancy, should Mr. Lenihan cease for any reason to be a member of our Board of Directors, to be filled by a replacement designated by the FirstMark Funds and reasonably acceptable to us.

Incumbent Class I Directors Whose Term Expires in 2010

Name	Age	Principal Occupation and Business Experience
Joe E. Kiani	44	Chairman and Chief Executive Officer of Masimo Corporation. Joe E. Kiani has been a Director of Saba since July 1997. Mr. Kiani is the Founder of Masimo Corporation, a provider of signal processing and sensor technology to the medical device industry, and has served as its Chief Executive Officer and Chairman of the Board since Masimo’s inception in 1989. Mr. Kiani holds a B.S. and M.S. from San Diego State University. Mr. Kiani serves on the Compensation and Corporate Governance and Nominating Committees of Saba’s Board of Directors.

George A. de Urioste	53	Acting Chief Operating Officer of Marvell Technology Group Ltd. George A. de Urioste has been a Director of Saba since January 2008. Since January 2008, Mr. de Urioste has served as Acting Chief Operating Officer and Interim Chief Financial Officer of Marvell Technology Group Ltd., a semiconductor provider. From November 2004 to March 2006, Mr. de Urioste served as the Chief Operating Officer and Chief Financial Officer of Chordiant Software, a provider of enterprise software for customer service and marketing processes. From June 2000 to July 2003, Mr. de Urioste was the Chairman and Chief Executive Officer of Aeroprise, Inc., a private mobile workflow management software company that he co-founded in 2000. From March 1993 to July 1998, Mr. de Urioste was the Chief Financial Officer and Vice President of Finance and Operations for Remedy Corporation, a provider of enterprise software. Mr. de Urioste holds a B.S. from the University of Southern California and a M.B.A. from the University of California at Berkeley. Mr. de Urioste serves as Chairman of the Audit Committee and is a member of the Corporate Governance and Nominating Committee of Saba’s Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and the Board of Directors has approved Ernst & Young LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending May 31, 2009. Ernst & Young LLP has audited our financial statements for each fiscal period since our inception in 1997. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Ernst & Young LLP, our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and in the best interests of our stockholders.

We have been informed by Ernst & Young LLP that they are not aware of any relationships between Ernst & Young LLP and us that, in their professional judgment, may reasonably be thought to bear on their independence. In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2009, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2009.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended May 31, 2008 and May 31, 2007 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$1,892,076	$1,695,700
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$57,323	$131,500
All Other Fees(4)	$2,640	$1,500

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Saba’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, including registration statements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a Code of Ethics that applies to, among others, our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is designed to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Code of Ethics is available on our website under “Investor Relations—Corporate Governance” at www.saba.com. To the extent required by law, any amendments to, or waivers from, any provision of the Code of Ethics will be promptly disclosed to the public. To the extent permitted by such legal requirements, we intend to make such public disclosure by posting the relevant material on our website in accordance with Securities and Exchange Commission rules.

Copies of our committee charters and Code of Ethics will be provided to any stockholder upon written request directed to Investor Relations, Saba Software, Inc., 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

Independence of the Board of Directors

Our Board of Directors has determined that, with the exception of Bobby Yazdani, all of its other members are “independent directors” as that term is defined in the Nasdaq listing standards. Mr. Yazdani, our Chairman and Chief Executive Officer, is not an independent director by virtue of his employment with us.

In making this determination, our Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with us. In determining the independence of Mr. Lenihan, our Board of Directors took into account Mr. Lenihan’s relationship with entities affiliated with FirstMark Capital, LLC, Inc., its holdings of our common stock and, to the extent Mr. Lenihan serves as a director on the Board of Directors of a customer, the amounts paid to us by such customer. In determining the independence of Messrs. Kiani and Wilson, our Board of Directors took into account the fact that they serve as executive officers at companies that are our customers, and the amounts paid to us by such customers. The Board does not believe that these relationships would interfere with Messrs. Kiani’s, Lenihan’s or Wilson’s exercise of independent judgment in carrying out their responsibilities as a director.

Meetings and Committees of the Board of Directors

During our fiscal year ended May 31, 2008, our Board of Directors met 16 times. No current director attended fewer than 75% of all the meetings of the Board of Directors and its committees on which he served after becoming a member of the Board of Directors. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The current members of these standing committees are identified in the table below:

Director	Audit	Compensation	Corporate Governance and Nominating Committee
Joe E. Kiani		X	X
Lawrence D. Lenihan, Jr.	X	X	X
George de Urioste	Chair		X
Dow R. Wilson	X
Bobby Yazdani

The Audit Committee

During our fiscal year ended May 31, 2008, the Audit Committee held nine meetings. The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters. The Audit Committee reviews and monitors our corporate financial reporting and external audits, including, among other things, our internal control functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have significant impact on our financial reports. In addition, the Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. See “Report of the Audit Committee of the Board of Directors” on page 24 of this proxy statement. Our Board of Directors adopted and approved a charter for the Audit Committee on October 21, 1999. The charter for the Audit Committee was amended to reflect relevant provisions of the Sarbanes-Oxley Act of 2002 and The NASDAQ Stock Market rules. A copy of the Audit Committee charter, as amended to date, can be viewed on our website under “Investor Relations—Corporate Governance” at www.saba.com.

The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Exchange Act and the Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. The Board has further determined that Mr. de Urioste, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

The Compensation Committee

During our fiscal year ended May 31, 2008, the Compensation Committee held one meeting. The Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers and other key employees. This committee also administers our incentive compensation and benefit plans. For a discussion of our processes and procedures for considering and determining executive and director compensation, see “Compensation Discussion and Analysis” on page 23 of this proxy statement. All members of the Compensation Committee are independent directors within the meaning of Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market, Inc. A copy of the Compensation Committee charter, as amended to date, can be viewed on our website under “Investor Relations—Corporate Governance” at www.saba.com.

The Corporate Governance and Nominating Committee

During our fiscal year ended May 31, 2008, the Corporate Governance and Nominating Committee held two meetings. The Corporate Governance and Nominating Committee oversees the operation of our Board of Directors, the selection, nomination, evaluation and education of directors, and the establishment and implementation of our policies and programs regarding internal governance and legal and ethical conduct. Prior to our annual meeting of stockholders, the Corporate Governance and Nominating Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board of Directors in selecting the candidates who will be presented to our stockholders for election to serve on our Board of Directors.

In reviewing potential candidates for the Board of Directors, the Corporate Governance and Nominating Committee considers the individual’s experience in human capital development and management solutions and related industries, the general business or other experience of the candidate, our needs for an additional or replacement director, the personality of the candidate, the candidate’s interest in our business, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to us experience and knowledge in areas that are most beneficial to us as a company. The Board intends to continue to evaluate candidates for election to the Board of Directors on the basis of the foregoing criteria.

The Corporate Governance and Nominating Committee will consider and make recommendations to our Board of Directors regarding any stockholder recommendations for candidates to serve on our Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process will be adequate given the historical absence of stockholder proposals. The Corporate Governance and Nominating Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Corporate Governance and Nominating Committee may do so by writing to our Secretary, 2400 Bridge Parkway, Redwood Shores, California 94065-1166, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of our common stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Corporate Governance and Nominating Committee. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

No fees were paid to any third party to identify or assist in identifying or evaluating potential nominees during our fiscal year ended May 31, 2008.

The Corporate Governance and Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Corporate Governance and Nominating Committee charter, as amended to date, can be viewed on our website under “Investor Relations—Corporate Governance” at www.saba.com.

All members of the Corporate Governance and Nominating Committee are independent directors within the meaning of Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market, Inc.

Compensation Committee Interlocks and Insider Participation

No members of our Compensation Committee are or have been officers or employees of Saba. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Attendance at Annual Stockholder Meetings by the Board of Directors

We encourage, but do not require, the members of our Board of Directors to attend the annual meeting of stockholders. None of our directors attended the 2007 annual meeting of stockholders.

Communication between Stockholders and Directors

Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by our Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. Our Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to our Board of Directors. However, stockholders wishing to formally communicate with our Board of Directors may send communications directly to Bobby Yazdani, Chairman of the Board, c/o Saba Software, Inc., 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information with respect to our executive officers as of September 30, 2008:

Name	Age	Position
Bobby Yazdani	45	Chief Executive Officer and Chairman of the Board
Carol Rice-Murphy	56	Interim Chief Financial Officer
Peter E. Williams III	47	Executive Vice President, Corporate Development and Secretary

Bobby Yazdani founded Saba, has been a Director of Saba since our inception in April 1997 and has served as Saba’s Chairman of the Board and Chief Executive Officer since September 2003. From February 2003 through September 2003, Mr. Yazdani served as Saba’s President and Chief Operating Officer. From April 1997 until February 2003, Mr. Yazdani served as Saba’s Chairman of the Board and from April 1997 until March 2002, Mr. Yazdani served as Chief Executive Officer. From 1988 until founding Saba, Mr. Yazdani served in various positions at Oracle, most recently as Senior Director. Mr. Yazdani holds a B.A. from the University of California, Berkeley.

Carol Rice-Murphy has served as our Interim Chief Financial Officer since June 2008. She served as Vice President of Finance for Saba from August 2007 through May 2008. From February 2000 to August 2007, Ms. Rice-Murphy served in numerous finance positions, including Vice President of Finance and interim Chief Financial Officer, at @Road, Inc., a provider of solutions designed to automate the management of mobile resources. From 1998 to February 2000, Ms. Rice-Murphy served as Corporate Controller at eFax.com, formerly JetFax, Inc., and prior to that, she held various controller and management positions at Varian Associates, including her last assignment as controller for their world-wide semiconductor equipment service business. Rice-Murphy holds a BA from the University of California, Santa Cruz.

Peter E. Williams III has served as our Executive Vice President, Corporate Development since July 2007 and has served as our Secretary since our inception in April 1997. Mr. Williams served as our Chief Financial Officer from March 2004 to July 2007, and our Vice President, Corporate Development and General Counsel from October 1999 through March 2004. Mr. Williams was a partner at Morrison & Forester LLP, an international law firm, from January 1995 until March 2000. Mr. Williams holds B.A. degrees from the University of California, Los Angeles and a J.D. from Santa Clara University.

Compensation Discussion and Analysis

Objectives of Our Compensation Policies.    The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

The executive compensation policies are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Role of the Compensation Committee.    The Compensation Committee is responsible for overseeing our compensation policies, plans and benefit programs and administering our equity compensation plans. In addition, the Compensation Committee reviews and approves the specific elements of our executive officers’

compensation, as well as agreements or arrangements with our executive officers relating to employment, severance or changes of control. In doing so, our Compensation Committee is responsible for ensuring that the compensation of our executive officers is consistent with our compensation objectives.

Role of Executives in Determining Compensation.    The Compensation Committee considers recommendations from Bobby Yazdani, our chief executive officer, in determining executive compensation. While Mr. Yazdani discusses his recommendations with the Compensation Committee, he does not participate in determining his own compensation. In making his recommendations, Mr. Yazdani receives input from our Human Resources department and has access to various third-party compensation surveys and, through SEC filings, compensation data of publicly-traded companies. This information is also available to our Compensation Committee. The Compensation Committee considers, but is not bound to and does not always accept, Mr. Yazdani’s recommendations with respect to executive compensation. The Compensation Committee discusses Mr. Yazdani’s compensation with him, but makes decisions with respect to his compensation without him present. In addition to Mr. Yazdani, other officers attend some of the Compensation Committee’s meetings, but leave the meetings as appropriate, particularly when matters of executive compensation specific to them are discussed.

Components of our Compensation Approach.    Our compensation approach consists of five components:

•	base salary;

•	annual cash bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and termination protection.

We chose to build our executive compensation approach around these elements because we believe that together they have been and will continue to be effective in achieving our overall objectives. We utilize short-term compensation, including base salary and annual cash bonuses, to motivate and reward our key executives. The use and weight of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each element in meeting our overall objectives. We believe that, in addition to base salaries and bonuses, stock option and other equity-based awards are the primary compensation-related motivators in attracting and retaining qualified employees.

Base Salaries.    Salaries for our executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed at least annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally.

At the beginning of fiscal 2007, in order to attain a general understanding of the competitiveness of our Chief Executive Officer’s base salary, we reviewed a competitive analysis survey compiled by an independent compensation consultant. The competitive market data presented in the compensation consultant’s study was obtained from the most recently filed proxy statements of a peer group of companies specifically developed for the study and consisted of 16 publicly-traded software companies with annual revenues ranging from approximately $75 million to $150 million and market capitalizations ranging from $125 million to $885 million. The following companies comprised the peer group for the study: Actuate Corporation, Agile Software, Inc., Blackboard, Inc., Bottomline Technologies, Inc., Computer Programs & Systems, Inc., Epiq Systems, Inc., Espeed, Inc., Lightbridge, Inc., Neoware Systems, Inc., Pegasystems, Inc., Plato Learning, Inc., Quality Systems, Inc., Renaissance Learning, Inc., Sonic Solutions, Inc., SumTotal Systems, Inc., and Ultimate Software Group, Inc.

Based on the compensation consultant’s study, the base salary of our Chief Executive Officer fell 12% below the median market data. Based upon data provided by the independent compensation consultant, and taking into account the executive’s seniority, position and level of responsibility, the Compensation Committee increased the base salary of our Chief Executive Officer to the market median during fiscal year 2007. No additional changes were made to the Chief Executive Officer’s base salary during fiscal year 2008.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options.

Our Named Executive Officers are eligible to receive incentive compensation in the form of bonuses. Payment of bonuses is based on the achievement by us of criteria established from time to time by the Compensation Committee. Bonuses may be reduced for failure to achieve any minimum criteria and may be eliminated entirely if certain thresholds are not met. Bonuses may be increased for exceeding the criteria. The maximum bonus payable under the Executive Officers’ Incentive Bonus Plan is 200% of an executive’s target bonus. The annual bonuses awarded under the bonus plan generally will be payable in cash after the end of the fiscal year during which such annual bonuses were earned. The Compensation Committee or the Board may also pay discretionary bonuses.

The target bonuses for our executive officers during fiscal year 2008 were $200,000 for the Chief Executive Officer, $140,000 for the Chief Financial Officer and $132,500 for the Executive Vice President, Corporate Development. During fiscal year 2008, our financial metrics did not meet the minimum threshold established by the Executive Officers’ Incentive Bonus Plan. Accordingly, no incentive bonuses were earned by the executive officers in fiscal year 2008.

Stock Option Grants.    Stock options may be granted to executive officers and other employees under our stock incentive plans. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage our company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to our executive officers are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence our long-term growth and profitability. However, the stock incentive plans do not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Severance and Change of Control Protection.    We have entered into employment agreements with our Chief Executive Officer and Executive Vice President, Corporate Development, which in part provide for severance benefits upon termination in certain circumstances. These severance benefits are coupled with non-competition and non-solicitation obligations intended to protect our proprietary data that might not be enforceable in the absence of additional consideration. The severance benefits are also intended to motivate executive officers to continue employment with us and maximize stockholder value in the event of a potential change in control. The severance benefits and employment agreements are described in more detail in “Employment Agreements and Change of Control Arrangements” and “Estimated Payments upon Termination or Change of Control” on page 18 of this proxy statement.

Perquisites and Generally Available Benefit Programs.    We annually review the perquisites that executive officers receive. In fiscal year 2008, we paid the life insurance premium on behalf of Mr. Yazdani. See “Summary Compensation Table for Fiscal 2008” on page 16 of this proxy statement.

Our executive officers, like our other employees, are eligible to participate in our employee stock purchase plan. In addition, the executive officers may participate in the various employee benefit plans that are generally available to all employees, including medical, vision and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; and paid time off.

We also maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our executive officers. In fiscal year 2008, we did not match employee contributions to our 401(k) plan. We do not provide any retirement programs such as pension plans, deferred compensation plans, or other retirement benefits to the executive officers.

Federal Tax Considerations.     Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by us for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware of the IRC Section 162(m) limitations and the available exemptions and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Summary Compensation Table for Fiscal Years Ended May 31, 2007 and 2008

The following table sets forth certain information concerning compensation of each person that served as our principal executive officer or principal financial officer during the fiscal years ended May 31, 2007 and 2008, and our other executive officer (collectively, the “Named Executive Officers”):

Name and Principal Position	Fiscal Year	Salary ($)		Option Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
Bobby Yazdani	2008	$400,000		$273,970		$1,540		$675,510
Chief Executive Officer	2007	$390,567		$411,800		$12,700		$815,067

Michael J. Martini(3)	2008	$232,917		$137,265		—		$370,182
Chief Financial Officer	2007	—		—		—		—

Peter Williams(4)	2008	$265,000		$680,315	(6)	—		$945,315	(6)
Executive Vice President, Corporate Development	2007	$265,000		$158,700		—		$423,700

Mark Frost(5)	2008	$188,455	(7)	$100,921		$6,065	(7)	$295,441	(7)
Chief Operating Officer	2007	$265,000		$84,700		—		$349,700

(1)	Represents the total amount of compensation expense recognized for the fiscal year based on the fair value of stock option grants under the provisions of FAS 123R without taking into account estimated forfeitures. The assumptions used to calculate the value of the stock option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2008. Amounts may represent awards granted during or before fiscal 2008.
(2)	Represents the total amount paid during the fiscal year for additional life insurance not offered to all other employees.
(3)	Mr. Martini served as Chief Financial Officer from July 2007 through May 2008.
(4)	Mr. Williams served as Chief Financial Officer prior to his appointment as Executive Vice President, Corporate Development in July 2007.
(5)	Mr. Frost resigned in July 2007.
(6)	Includes $631,986 resulting from an amendment during fiscal year 2008 to existing option agreements that modified vesting upon termination of employment.
(7)	Includes severance in the amount of $66,250 that was paid in the form of salary continuation and $6,065 that was paid as continued coverage for employee benefits in connection with Mr. Frost’s resignation in July 2007.

Grants of Plan-Based Awards in Fiscal 2008

The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended May 31, 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
Bobby Yazdani	January 11, 2008				125,000	$4.53	$566,250
	September 26, 2007	$0	$200,000	$400,000

Michael J. Martini	July 10, 2007				275,000	$5.17	$1,421,750
	September 26, 2007	$0	$140,000	$280,000

Peter Williams	January 11, 2008				35,000	$4.53	$158,550	(2)
	September 26, 2007	$0	$132,500	$265,000

(1)	A discussion of the assumptions used in calculating the fair value may be found in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2008.
(2)	Excludes $631,986 resulting from an amendment during fiscal year 2008 to existing option agreements that modified vesting upon termination of employment.

Outstanding Option Awards at Fiscal 2008 Year-End

The following table shows certain information regarding outstanding stock option awards for the Named Executive Officers as of May 31, 2008:

Name	Option Awards
	Grant Date	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
			Exercisable	Unexercisable
Bobby Yazdani	June 6, 2002(2)	June 6, 2002	15,000	—	$7.40	June 6, 2008
	March 19, 2003(3)	March 19, 2003	200,000	—	$2.52	March 19, 2009
	January 30, 2006(4)	January 30, 2006	90,000	—	$4.95	January 30, 2012
	June 28, 2006(5)	June 28, 2006	135,625	174,375	$6.40	June 28, 2012
	January 11, 2008(5)	January 11, 2008	7,812	117,188	$4.53	January 11, 2014

Peter Williams	October 31, 2003	October 31, 2003	100,000	—	$3.63	October 31, 2009
	January 27, 2006(5)	January 27, 2006	22,500	17,500	$4.93	January 27, 2012
	June 28, 2006(5)	June 28, 2006	43,750	56,250	$6.40	June 28, 2012
	January 11, 2008(5)	January 11, 2008	2,187	32,813	$4.53	January 11, 2014

(1)

Unless otherwise indicated, all options granted to Named Executive Officers vest over a four-year period, at a rate of 1/4th upon the first anniversary of the vesting commencement date and then at a rate of 1/16th per quarter thereafter.

(2)	This option vested immediately upon grant.
(3)	This option vested over a four-year period, 62,500 shares vested upon the vesting commencement date, 34,375 shares vested on the first anniversary of the vesting commencement date and the remaining shares vested in 12 equal quarterly installments thereafter.
(4)	This option vested over a one-year period in four equal quarterly installments.
(5)	These options vest over a four-year period in 16 equal quarterly installments.

Option Exercises and Stock Vested

There were no stock option exercises by our Named Executive Officers during the fiscal year ended May 31, 2008.

Employment Agreements and Change of Control Arrangements

We entered into employment agreements with our Chief Executive Officer and Executive Vice President, Corporate Development. Each agreement may be terminated by us or the executive officer at any time with or without cause. In addition, the employment agreements provide for annual salary and bonus amounts and severance benefits, as may be adjusted from time to time by the Compensation Committee and/or our Board of Directors.

Under his employment agreement, Bobby Yazdani is entitled to, in case of (i) his resignation due to a relocation of our headquarters or a material reduction in his responsibilities or base salary or (ii) his termination without cause and subject to some contractual conditions, including non-competition obligations, receive the following severance payments and benefits:

•	Lump-sum payment equal to the pro-rated portion of the target bonus (less applicable withholding taxes);

•	Lump-sum or continued payments equal to 1 year of his base salary and target bonus (less applicable withholding taxes);

•	Accelerated vesting as of the date of his termination of 100% of his then-unvested and outstanding options; and

•	Continued medical coverage for 1 year following the date of termination.

Under his employment agreement, as amended, Peter Williams is entitled to, in case of (i) his resignation or (ii) his termination without cause and subject to some contractual conditions, including non-competition obligations, receive the following severance payments and benefits:

•	Lump-sum payment equal to the pro-rated portion of the target bonus (less applicable withholding taxes);

•	Lump-sum or continued payments equal to 1 year of his base salary and target bonus (less applicable withholding taxes);

•	Accelerated vesting as of the date of his termination of 100% of his then-unvested and outstanding options; and

•	Continued medical coverage for 1 year following the date of termination.

Estimated Payments upon Termination or Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided to the Named Executive Officers in the circumstances described above. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2008 (May 31, 2008), and the price per share of our common stock is the closing price on the NASDAQ Global Market as of that date ($3.82). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Type of Benefit	Estimated Termination Payments ($)
Bobby Yazdani(1)	Cash Severance—Base Salary	$400,000
	Cash Severance—Bonus	$200,000
	Vesting Acceleration(4)	—
	Continued Coverage of Employee Benefits(5)	$16,508
	Tax Gross-up(6)	—

	Total Termination Benefits	$616,508

Peter Williams(2)	Cash Severance—Base Salary	$265,000
	Cash Severance—Bonus	$132,500
	Vesting Acceleration(4)	$—
	Continued Coverage of Employee Benefits(5)	$19,996
	Tax Gross-up(6)	—

	Total Termination Benefits	$417,496

Mark Frost(3)	Cash Severance—Base Salary	$66,250
	Continued Coverage of Employee Benefits	$6,065

	Total Termination Benefits	$72,315

(1)	Reflects benefits in the event of involuntary termination other than for cause or voluntary termination for good reason irrespective of a change in control.
(2)	Reflects benefits in the event of involuntary termination other than for cause or voluntary termination for any reason irrespective of a change in control.
(3)	Reflects benefits agreed to be provided to Mr. Frost in connection with his resignation in July 2007.
(4)	Reflects the aggregate market value of unvested option grants. For unvested option grants, aggregate market value is computed by multiplying (i) the difference between $3.82 and the exercise price of the option, by (ii) the number of shares underlying unvested options at May 31, 2008.
(5)	Reflects the annual cost of health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 to maintain the benefits currently provided.
(6)	Assuming a termination date of May 31, 2008 and a price per share of $3.82, we believe that we would not have to gross-up payment for any excise tax liabilities under Section 280G of the Internal Revenue Code.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended May 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
George A. de Urioste(3)	$33,000	$2,298	$35,298
Joe E. Kiani	$24,000	$8,176	$32,176
Lawrence D. Lenihan, Jr.	$29,500	$8,176	$37,676
Dow R. Wilson	$26,250	$11,686	$37,936
Douglas M. Ferguson(4)	$16,320	$5,953	$22,273
Clifton T. Weatherford(4)	$25,737	$5,953	$31,690

(1)	Represents the total amount of compensation expense recognized in fiscal year 2008 based on the fair value of stock option grants under the provisions of FAS 123R. The assumptions used to calculate the value of the stock option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2008.
(2)	On January 11, 2008, Messrs. Kiani, Lenihan and Wilson were each granted options to purchase 10,000 shares of our common stock at an exercise price of $4.53 per share. The grant date fair value of these options was $17,463 per director. These options vest in 48 equal monthly installments over four years. In connection with his appointment to our Board of Directors, Mr. de Urioste was granted an option to purchase 20,000 shares at an exercise price of $4.53 on January 11, 2008. The grant date fair value of this option was $34,926. Mr. de Urioste’s option vests over a 4 year period, 25% on the one year anniversary of the grant date and the balance in 36 equal monthly installments thereafter. As of May 31, 2008, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Option Awards
George A. de Urioste	20,000
Joe E. Kiani	50,000
Lawrence D. Lenihan, Jr.	30,000
Dow R. Wilson	30,000
Douglas M. Ferguson	0
Clifton T. Weatherford	0

(3)	Mr. de Urioste was appointed to serve on the Board of Directors in January 2008.
(4)	Messrs. Ferguson and Weatherford resigned from the Board of Directors in January 2008.

Standard Director Compensation Arrangements

Each non-employee director receives an annual retainer of $20,000 and an additional $1,000 per Board meeting attended in person. The Chairman of our Audit Committee receives an additional annual retainer of $25,000 and other members of the Audit Committee receive an additional annual retainer of $2,500. Members of the Compensation Committee and the Corporate Governance and Nominating Committee receive an additional annual retainer of $2,000. We reimburse all non-employee directors for their reasonable expenses incurred in attending meetings of the Board of Directors. Members of the Board who are not our employees are eligible to receive stock options under our stock incentive plans. Options to purchase 10,000 shares of common stock are granted annually to each of member of our Board of Directors; provided, in connection with a director’s initial appointment or election to our Board of Directors, an option to purchase 20,000 shares of common stock is granted. These options have an exercise price equal to the closing price at the date of grant and vest over a four year period in equal monthly installments; provided that, with respect to option grants made in connection with a director’s initial appointment or election to our Board of Directors, 25% of the options vest on the one year anniversary of the grant date and the remaining options vest in 36 equal monthly installments thereafter.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of August 31, 2008 by:

•	each person who is known by us to beneficially own more than 5% of our outstanding shares of common stock,

•	each of our directors,

•	each of the Named Executive Officers, and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 2008 are deemed outstanding. Percentage of beneficial ownership as of August 31, 2008 is based on 29,173,156 shares of common stock. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is: c/o Saba Software, Inc., 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

	Shares Beneficially Owned
Name	Number	Percent
Lawrence D. Lenihan, Jr.(1) c/o FirstMark Capital LLC 1221 Avenue of the Americas New York, NY 10020	2,786,922	9.5%
Diker Management, LLC(2) 745 Fifth Avenue, Suite 1409 New York, New York 10151	3,523,589	12.1%
Entities Affiliated with FirstMark Capital, LLC(3) 1221 Avenue of the Americas New York, NY 10020	2,769,840	9.5%
Diker GP, LLC(2) 745 Fifth Avenue, Suite 1409 New York, New York 10151	2,594,469	8.9%
Bobby Yazdani(4)	2,084,315	7.0%
ZF Partners LP(5) One Ferry Building, Suite 255 San Francisco, California 94111	1,916,540	6.6%
Peter E. Williams III(6)	353,687	1.2%
Joe E. Kiani(7)	95,532	*
Carol Rice-Murphy(8)	22,500	*
Dow R. Wilson(9)	13,124	*
George A. de Urioste	-0-	*
All current executive officers and directors as a group (7 persons)(10)	5,356,080	18.4%

(1)	Includes (i) 17,082 shares subject to options exercisable within 60 days of August 31, 2008; and (ii) 2,769,840 shares held by the entities affiliated with FirstMak Capital, LLC. Mr. Lenihan disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities, if any.
(2)

As reported in a Form 4 filed with the SEC on January 10, 2008 by Diker Management, LLC, which has shared voting and dispositive power over 3,523,589 shares, Charles M. Diker, who has shared voting and dispositive power over 3,523,589 shares, Mark N. Diker, who has shared voting and dispositive power over 3,523,589 shares and Diker GP, LLC, which has shared voting and dispositive power over 2,594,469 shares. Diker GP, LLC is the general partner of Diker Value-Tech Fund, LP, Diker Value-Tech QP Fund, LP, Diker Micro & Small Cap Fund, LP and Diker M&S Cap Master Fund, Ltd. (the “Diker Funds”). Diker Management, LLC is the investment manager of the Diker Funds and the investment adviser of separately managed accounts (the “Managed Accounts”) with respect to the shares of common stock held by the Diker Funds and the Managed Accounts. Charles M. Diker and Mark M. Diker are the managing members of each of Diker GP, LLC and Diker Management, LLC.

(3)	As reported in a Schedule 13D filed with the SEC on August 20, 2008 by FirstMark Capital, LLC, the investment advisor/manager of certain funds formerly managed by Pequot Capital Management, Inc. FirstMark Capital, LLC exercises sole voting and dispositive power for all shares held of record by the FirstMark Funds and may be deemed to beneficially own all such shares. FirstMark Capital LLC disclaims beneficial ownership of all shares held of record by the FirstMark Funds. Lawrence D. Lenihan, Jr., a member of our Board of Directors, is Chief Executive Officer and Managing Director of FirstMark Capital, LLC and may be deemed to beneficially own the securities held of record by the FirstMark Funds. Mr. Lenihan expressly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(4)	Includes (i) 1,596,503 shares of common stock held in the Yazdani Family Trust of which Mr. Yazdani is trustee; and (ii) 487,812 shares subject to options exercisable within 60 days of August 31, 2008.
(5)	As reported in a Form SC 13D/A filed with the SEC on October 17, 2006, ZF Partners, LP, ZF Ventures, L.L.C. and SLF Partners, LLC, have shared voting and dispositive power over these shares. ZF Partners, LP (“Purchaser”) is a Delaware limited partnership. The general partner of the Purchaser is ZF Ventures, L.L.C., a Delaware limited liability company (“General Partner”). The managing member of the General Partner is SLF Partners, LLC, a Delaware limited liability company.
(6)	Includes 190,312 shares subject to options exercisable within 60 days of August 31, 2008.
(7)	Includes 37,082 shares subject to options exercisable within 60 days of August 31, 2008.
(8)	Includes 22,500 shares subject to options exercisable within 60 days of August 31, 2008
(9)	Includes 13,124 shares subject to options exercisable within 60 days of August 31, 2008.
(10)	Includes (i) 750,830 shares subject to options exercisable within 60 days of August 31, 2008 held by all executive officers and directors of Saba; and (ii) 2,769,840 shares held by the entities affiliated with FirstMark Capital, LLC.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of May 31, 2008 including the 1997 Stock Incentive Plan, the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders:
Option Plans	4,869,256	$4.99	1,364,143	(1)
Employee Stock Purchase Plan	—	$—	843,324

Report of the Compensation Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such report by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Joe E. Kiani

Lawrence D. Lenihan, Jr.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with management.

2. The Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP their independence from us and has considered whether the provision of the non-audit services is compatible with maintaining Ernst & Young LLP’s independence from us.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

George A. de Urioste, Chairman

Lawrence D. Lenihan, Jr.

Dow R. Wilson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements which are described in the “Board of Directors” and “Executive Compensation” sections of this proxy statement and the transactions described below, during our last fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Mr. Wilson, one of our Board members, serves as the Executive Vice President of Varian Medical Systems, a publicly-traded company that designs and manufactures advanced equipment and software products for treating cancer with radiation. During our last fiscal year, we invoiced Varian Medical Systems approximately $291,000 for various software and services.

Our Audit Committee, in executing the responsibilities delegated to it by our Board of Directors under the Audit Committee Charter, will review, consider, and approve, reject or qualify all material related person transactions between us and our officers, directors and principal stockholders. In approving or rejecting a proposed related party transaction, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, if applicable, and the impact on a director’s independence. Our Audit Committee shall approve only those related party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the NASDAQ National Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2008, all Reporting Persons complied with all applicable filing requirements.

Other Matters.    The Board of Directors knows of no other business, which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ PETER E. WILLIAMS III

Peter E. Williams III

Secretary

Redwood Shores, California

September 26, 2008

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please mark your votes as indicated in this example

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.

1. ELECTION OF DIRECTORS.

To elect two Class II Directors to serve until the 2011

annual meeting of stockholders or until their respective successors have been elected or appointed.

FOR all nominees listed to the left (except as marked to the contrary)

WITHHELD AUTHORITY to vote for all nominees listed to the left

Nominees:

01. Bobby Yazdani

02. Dow R. Wilson

FOR AGAINST ABSTAIN

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2009.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

WILL ATTEND

If you plan to attend the Annual Meeting please mark the WILL ATTEND box

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

Mark Here for Address

Change or Comments

SEE REVERSE

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

SABA SOFTWARE, INC.

INTERNET http://www.proxyvoting.com/saba

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at: www.saba.com

PROXY

SABA SOFTWARE, INC.

Annual Meeting of Stockholders – November 14, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Bobby Yazdani and Peter E. Williams III, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of common stock of Saba Software, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders to be held at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on Friday, November 14, 2008, at 9:00 a.m., Pacific Time, or any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES

P. O. BOX 3550

SOUTH HACKENSACK, NJ 07606- 9250

Address Change/Comments

(Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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